Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL & ACCOUNTING OFFICER

PURSUANT TO 18 USC § 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Premier Power Renewable Energy, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2012 as filed with the Securities and Exchange Commission (the “Report”), I, Frank J. Sansone, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the date and for the periods indicated.

Date: May 15, 2012

/s/ Frank J. Sansone
Frank J. Sansone Chief Financial Officer (Principal Financial and Accounting Officer)